Exhibit 99.1

Revlon Announces Subscription Price and Offering Terms for its $100 Million Rights Offering

NEW YORK — (BUSINESS WIRE) — Dec. 18, 2006 — Revlon, Inc. (NYSE: REV) (‘‘Revlon’’), in conjunction with its previously-announced $100 million rights offering, today announced the subscription price and the number of shares of Revlon Class A common stock that can be purchased pursuant to each subscription right.

Pursuant to the rights offering, Revlon will distribute, at no charge, one transferable subscription right for each share of Class A common stock and Class B common stock held by each stockholder of record as of 5:00 p.m. New York City time, on December 11, 2006 (the ‘‘Record Date’’). Each subscription right will enable rights holders to purchase 0.2308 of a share of Revlon’s Class A common stock. Fractional shares of Class A common stock will not be issued. The subscription price for each share of Class A common stock is $1.05 per share.

In addition, the subscription rights include an over-subscription privilege pursuant to which each rights holder that exercises its basic subscription privilege in full (as described in the prospectus supplement being mailed on or about December 18, 2006 to stockholders of record as of the Record Date) may also subscribe for additional shares at the same subscription price of $1.05 per share, to the extent that other rights holders (other than MacAndrews & Forbes, defined below) do not exercise their subscription rights in full. If a sufficient number of shares are not available to fully satisfy the over-subscription privilege requests, the available shares will be sold pro-rata among subscription rights holders who exercised their over-subscription privilege, based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

Approximately $50 million of the proceeds from the rights offering are expected to be used to redeem approximately $50 million principal amount of the 8 5/8% Senior Subordinated Notes due 2008 of Revlon Consumer Products Corporation, Revlon’s wholly-owned operating subsidiary (‘‘RCPC’’), with the remainder of such proceeds expected to be used to repay indebtedness outstanding under RCPC’s $160 million multi-currency revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the rights offering.

While Revlon cannot provide assurances that a trading market will develop, the subscription rights are expected to trade on the NYSE under the symbol ‘‘REV RT’’ beginning approximately December 20, 2006 until January 18, 2007, the last business day prior to the scheduled January 19, 2007 expiration date of the rights offering (subject to Revlon’s right to extend the rights offering subscription period).

MacAndrews & Forbes Holdings, Inc. and its affiliates other than Revlon (together ‘‘MacAndrews & Forbes’’), which is Revlon’s parent company and which is wholly-owned by Ronald O. Perelman, has agreed not to exercise its basic subscription privilege. Instead, pursuant to a Stock Purchase Agreement between MacAndrews & Forbes and Revlon, MacAndrews & Forbes has agreed to purchase, in a private placement directly from Revlon, its pro rata share of the $100 million of Class A common stock covered by the rights offering, which share MacAndrews & Forbes would otherwise have been entitled to subscribe for in the rights offering pursuant to its basic subscription privilege (equal to approximately 60% of the shares available for purchase under the subscription rights distributed in the rights offering, or approximately $60 million).

MacAndrews & Forbes has also agreed not to exercise its over-subscription privilege in the rights offering, which will maximize the shares available for purchase by other stockholders pursuant to their over-subscription privilege. However, pursuant to its existing backstop obligation, if any shares remain following the exercise of the basic subscription privilege and the over-subscription privilege by other rights holders, MacAndrews & Forbes will backstop $75 million of the rights offering by purchasing, also in a private placement directly from Revlon, such number of remaining shares of Class A common stock offered but not purchased by other rights holders as is sufficient to ensure that the aggregate gross proceeds from (i) this rights offering, (ii) MacAndrews & Forbes’ purchase of the shares that it would otherwise have been entitled to subscribe for pursuant to its basic subscription privilege and (iii) if necessary, the backstop, total $75 million.

The rights offering materials, including a prospectus supplement and the subscription rights certificates, are being mailed on or about December 18, 2006 to stockholders of record as of the Record Date. The prospectus supplement will contain important information about the rights offering. Stockholders are urged to read the prospectus supplement when it becomes available. The expiration date of the rights offering will be January 19, 2007, unless extended by Revlon.

Revlon also announced that RCPC has entered into a third amendment to its existing $87.0 million 2004 Senior Unsecured Line of Credit from MacAndrews & Forbes (which is currently undrawn and which would otherwise have terminated pursuant to its terms upon the consummation of the rights offering) which provides that, upon the consummation of the rights offering, $50.0 million of the line of credit will continue through January 31, 2008 on substantially the same terms.

About Revlon

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company’s vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company’s brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc. (the ‘‘Company’’), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company’s ongoing obligations under U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company’s expectations and estimates about future events, including the Company’s plans to conduct the rights offering and private placement and to use the proceeds therefrom to redeem approximately $50 million of RCPC’s outstanding 8 5/8% Senior Subordinated Notes, with the remainder of such proceeds to be used to repay indebtedness under RCPC’s revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the rights offering. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2006 and 2007 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs associated with or the Company’s inability to consummate, in whole or in part, the rights offering and private placement and/or to use the proceeds therefrom to redeem approximately $50 million of RCPC’s outstanding 8 5/8% Senior Subordinated Notes or the remainder of such proceeds to repay indebtedness under RCPC’s revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the rights offering and/or the availability of the proceeds of this rights offering, in whole or in part.

The information available from time to time on any websites referred to in this press release shall not be deemed incorporated by reference into this press release.

SOURCE: Revlon, Inc.

CONTACT:	Calandra Matthews 212-527-6463